As filed with the Securities and Exchange Commission on December 27, 2002

                                                      Registration No. 333-54368

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             TRANSWITCH CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                      06-1236189
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             Three Enterprise Drive
                           Shelton, Connecticut 06484
                                 (203) 929-8810
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                                 Dr. Santanu Das
                      President and Chief Executive Officer
                             TranSwitch Corporation
                             Three Enterprise Drive
                           Shelton, Connecticut 06484
                                 (203) 929-8810
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)

                              --------------------

                                    Copy to:
                            Timothy C. Maguire, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000

       The Registrant hereby removes from registration under this Registration Statement (No. 333-54368) 129,971 shares of common stock, $.001 par value per share (the "Common Stock"), registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares"), that have not been sold or transferred pursuant to this Registration Statement. As of the date hereof, approximately 25,994 of the Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Shelton, State of Connecticut on this 27th of December 2002.


                                          TRANSWITCH CORPORATION


                                       By:   /s/ Dr. Santanu Das
                                          --------------------------------------
                                          Dr. Santanu Das
                                          President, Chief Executive Officer and
                                            Chairman of the Board of Directors


                                Power of Attorney

       Each person whose signature appears below on this Post Effective Amendment No. 1 to the registration statement hereby constitutes and appoints Dr. Santanu Das and Peter J. Tallian, and each of them singly, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Post Effective Amendment No. 1 to the registration statement of TranSwitch Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents and each of them singly, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name                                    Capacity                                Date
----                                    --------                                ----
/s/ Dr. Santanu Das                     President, Chief Executive Officer      December 27, 2002
-------------------------------         and Chairman of the Board of
Dr. Santanu Das                         Directors (Principal Executive
                                        Officer)

/s/ Peter J. Tallian                    Senior Vice President,                  December 27, 2002
-------------------------------         Chief Financial Officer
Peter J. Tallian                        and Treasurer (Principal
                                        Financial and Accounting
                                        Officer)

/s/ Alfred F. Boschulte                 Director                                December 27, 2002
-------------------------------
Alfred F. Boschulte

Name                                       Capacity                                   Date
----                                       --------                                   ----
/s/ Dr. Hagen Hultzsch                     Director                                   December 27, 2002
-------------------------------
Dr. Hagen Hultzsch

/s/ Gerald F. Montry                       Director                                   December 27, 2002
-------------------------------
Gerald F. Montry

/s/ James M. Pagos                         Director                                   December 27, 2002
-------------------------------
James M. Pagos

/s/ Dr. Albert E. Paladino                 Director                                   December 27, 2002
-------------------------------
Dr. Albert E. Paladino

/s/ Erik H. van der Kaay                   Director                                   December 27, 2002
-------------------------------
Erik H. van der Kaay

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